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                                   EXHIBIT 21

                           FURON COMPANY SUBSIDIARIES


                                             STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                           INCORPORATION OR ORGANIZATION
------------------                           ------------------------------
Medex, Inc.                                  Ohio
Ashfield Medical Systems Limited             United Kingdom
Medex Medical France SARL                    France
Medex Medical GmbH                           Germany
AS Medical GmbH                              Germany
Medex Medical S.r.l.                         Italy
Medex Medical, Inc.                          Ohio
Medex Medical Limited                        United Kingdom
Medex Medical Instrumentation, Inc.          Ohio
Corotec GmbH                                 Germany
Bunnell Plastics, Inc.*                      New Jersey
CHR Industries, Inc.*                        Connecticut
Dixon Industries Corporation*                Rhode Island
Fluorocarbon Components, Inc.*               New York
Fluorocarbon Foreign Sales Corporation       Barbados
Furon B.V.                                   Netherlands
Furon Europe, S.A.                           Belgium
Furon Limited                                England
Furon Seals N.V./S.A.                        Belgium
Furon S.A.                                   Belgium
Premier Python Products, Ltd.                England
Premier Python Systems, Inc.                 Georgia
Sepco Corporation*                           California

* A general business corporation with a wholly owned domestic subsidiary.